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                                SECOND AMENDMENT TO
                      M.D.C. HOLDINGS, INC. 401(K) SAVINGS PLAN


WHEREAS, M.D.C. Holdings, Inc. and Richmond American Homes of Colorado, Inc. f/k/a/ as Richmond Homes, Inc. I (hereinafter referred to as the "Employer") established the M.D.C.Holdings, Inc. 401(k) Savings Plan (hereinafter referred to as the "Plan") effective January 1, 1992 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

NOW, THEREFORE, the Plan is hereby amended effective January 1, 1997 as follows:.

I.   Article 1, Section 1.50 is hereby deleted and replaced with the following:

     "1.50 PARTICIPANT'S EMPLOYER STOCK ACCOUNT.  The term Participant's
           Employer Stock Account means that portion, if any, of the Participant's Account which is invested in shares of M.D.C. Holdings, Inc. common stock. Such Participant's Employer Stock Account shall be credited with dividends paid, if any. Such Participant's Employer Stock Account will be valued on the last day of each month that the public exchange over which the Employer's stock is traded is open for unrestricted trading.

           Amounts which are to be invested in the Participant's Employer Stock Account may be invested in any short-term account prior to actual investment in the Participant's Employer Stock Account.

           From time to time, the Participant's Employer Stock account will be assessed reasonable and actual costs of the purchase and sale of Employer Stock with respect to such Participant's Employer Stock Account Employer stock."

II. Article 4, the first paragraph of Sections 4.2 and 4.3 are hereby deleted and replaced with the following:

     "4.2 MATCHING CONTRIBUTIONS. The Employer may make a discretionary Matching Contribution based on the amount contributed as Elective Deferral Contributions, subject to the Limitations on Allocations specified in Article V. The amount of the Matching Contribution may vary from year to year. The Matching Contribution for each Plan Year shall be paid to the Trustee within the time provided by the Code for the deduction of Employer contributions with respect to such Plan Year and such contribution may be made either in cash or in shares of M.D.C. Holdings, Inc. common stock, as determined by the Employer in its sole discretion. Matching Contributions shall be subject to the Actual Contribution Percentage Test. The Employer may designate at the time of contribution that all or a portion of such Matching Contributions be treated as Qualified Matching Contributions.

     4.3 NONELECTIVE CONTRIBUTIONS. The Employer may make a contribution, in cash or shares of M.D.C. Holdings, Inc. common stock, under the Plan for any Plan Year of an amount that the Employer's Board of Directors shall determine by

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           resolution.  Such resolution shall either specify a fixed amount or specify a definite formula by which a fixed amount can be determined."

III. Article 6, Section 6.1 is hereby deleted and replaced with the following:

     "6.1 DISTRIBUTIONS IN GENERAL. Each Participant may elect, with his Spouse's consent if required, a distribution in the form of an Annuity, a single sum cash payment, M.D.C. Holdings, Inc. common stock, or a combination of the above. All distributions are subject to the provisions of Article VIII, Joint and Survivor Annuity Requirements.

           Distributions of M.D.C. Holdings, Inc. common stock are limited to the value of the Participant's Employer Stock Account and shall be made by the Trustee."


IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee have unto affixed their signatures.

Executed at                              on
           --------------------------      -----------------------------------
                                           M.D.C. HOLDINGS, INC.

                                           By
-------------------------------------        ---------------------------------
             Witness
                                           Title
                                                ------------------------------


Executed at                              on
           --------------------------      -----------------------------------
                                           RICHMOND AMERICAN HOMES OF COLORADO,
                                           INC.

                                           By
-------------------------------------        ---------------------------------
             Witness
                                           Title
                                                ------------------------------


Accepted this ______ day of _____________________________ , ______ .


                                           By
-------------------------------------        ---------------------------------
             Witness                                  Administrator


Accepted this ______ day of _____________________________ , ______ .


                                           By
-------------------------------------        ---------------------------------
             Witness                                     Trustee



                                    IMPORTANT NOTE
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Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.